Exhibit 21 Subsidiaries of Registrant

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
Name                                State of Formation and Organization            Trade Name
----                                -----------------------------------            ----------
S And A Commercial
  Associates Limited Partnership             Maryland                              None
Pierre Towers, LLC                           New Jersey                            Pierre Towers

Damascus Centre, LLC                         New Jersey                            Damascus Center

Westwood Hills, LLC                          New Jersey                            Westwood Hills
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